Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of KEMET Corporation ("KEMET" or the "Company") have been derived by applying pro forma adjustments to the historical consolidated financial statements of KEMET. The following unaudited pro forma condensed consolidated financial statements give effect to the sale by NEC TOKIN Corporation ("NEC TOKIN"), a joint venture between KEMET Electronics Corporation (a wholly-owned subsidiary of the Company) and NEC Corporation, of its electro-mechanical devices ("EMD") business, as if the sale occurred on April 1, 2015 for the unaudited pro forma condensed consolidated statements of operations (for the fiscal year ended March 31, 2016 and the nine-month period ended December 31, 2016) and as if the sale occurred on December 31, 2016 for the unaudited pro forma condensed consolidated balance sheet (as of December 31, 2016).

KEMET's investment in NEC TOKIN Investment is accounted for as an equity method investment under the provisions of Accounting Standards Codification (“ASC”) 323, “Investments — Equity Method and Joint Ventures,” (“ASC 323”). Under the equity method, an investor shall recognize its share of the earnings or losses of an investee in the periods for which they are reported by the investee in its financial statements rather than in the period in which an investee declares a dividend. An investor shall adjust the carrying amount of an investment for its share of the earnings or losses of the investee after the date of investment and shall report the recognized earnings or losses in income. An investor’s share of the earnings or losses of an investee shall be based on the shares of common stock and in-substance common stock held by that investor.

The unaudited pro forma condensed consolidated financial statements reflect the application of preliminary pro forma adjustments based upon available information and certain assumptions, described in the accompanying notes thereto, that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements have been prepared by management and are not necessarily indicative of the financial position or results of operations that would have been realized had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated financial position or future results of operations that KEMET will experience going forward.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2016 and unaudited pro forma condensed consolidated statement of operations for the nine-month period ended December 31, 2016, are based upon, derived from, and should be read in conjunction with the historical unaudited financial statements of KEMET included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on February 2, 2017. The following unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2016 is based upon, derived from and should be read in conjunction with the historical audited financial statements of KEMET included in its Annual Report on Form 10-K filed with the SEC on May 25, 2016.

The following pro forma adjustments include amounts translated from Japanese Yen to U.S. dollars, using the following exchange rates:

Japanese Yen to U.S. Dollar
December 31, 2016	117.4900
Nine-month period ended December 31, 2016	106.6296
Fiscal year ended March 31, 2016	120.7693

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
as of December 31, 2016
(Amounts in thousands, except per share data)
(Unaudited)

	KEMET Historical (a)	Gain on Sale of EMD		Elimination of EMD AOCI and Memo Accounts		Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$87,356					$87,356
Accounts receivable, net	82,519					82,519
Inventories, net	154,519					154,519
Prepaid expenses and other	24,035					24,035
Total current assets	348,429	—		—		348,429
Property, plant and equipment, net of accumulated depreciation of $817,605 as of December 31, 2016	211,927					211,927
Goodwill	40,294			—		40,294
Intangible assets, net	30,204			—		30,204
Investment in NEC TOKIN	21,202	117,065	a	(9,957)	b	128,310
Deferred income taxes	7,768			—		7,768
Other assets	2,712			—		2,712
Total assets	$662,536	$117,065		$(9,957)		$769,644
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—			$—		$—
Accounts payable	62,347			—		62,347
Accrued expenses	46,418			—		46,418
Income taxes payable	1,068			—		1,068
Total current liabilities	109,833	—		—		109,833
Long-term debt, less current portion	386,226			—		386,226
Other non-current obligations	72,704			—		72,704
Deferred income taxes	3,326			—		3,326
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—			—		—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at December 31, 2016	465			—		465
Additional paid-in capital	445,950			—		445,950
Retained deficit	(304,565)	117,065	a	(8,461)	b	(195,961)
Accumulated other comprehensive income	(51,024)			(1,496)	b	(52,520)
Treasury stock, at cost (67 shares at December 31, 2016)	(379)			—		(379)
Total stockholders’ equity	90,447	117,065		(9,957)		197,555
Total liabilities and stockholders’ equity	$662,536	$117,065		$(9,957)		$769,644

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO PRO FORMA BALANCE SHEET

a.	KEMET's proportionate share of NEC TOKIN's gain on the sale of the EMD business is calculated as follows:

	Oku-Yen	$USD (in thousands)*
Sales price	¥482.0	$410,214
Less:
Carrying amount of EMD net assets	62.3	53,051
Remove AOCI	5.2	4,400
Transaction related fees and taxes	9.9	8,453
Gain on sale	404.5	344,308
KEMET's equity interest	34%	34%
KEMET's gain on sale (1)	¥137.5	$117,065
*Utilizing an exchange rate as of December 31, 2016 of 117.49 Japanese Yen to U.S. Dollar.

The gain calculation above is based upon preliminary estimates of the sales price (prior to working capital adjustments as outlined in the master sale and purchase agreement), carrying amount of the EMD net assets, the tax impact of the transaction and transaction fees.

b.
Reflects the elimination of KEMET’s portion of the EMD business' AOCI balance and the memo accounts related to the EMD business, including the proportionate share (based on relative fair values) of goodwill and the technology intangible asset as well as the step-up basis of the EMD business’ property plant and equipment. The relative fair values used to allocate goodwill to the EMD business are based upon the Company's current estimate. Adjustments are made utilizing an exchange rate as of December 31, 2016 of 117.49 Japanese Yen to U.S. Dollar.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
for the Nine-Month Period Ended December 31, 2016
(Amounts in thousands, except per share data)
(Unaudited)

	KEMET Historical	Elimination of Interest Expense & EMD Net Income		Adjusted
Net sales	$560,272			$560,272
Operating costs and expenses:
Cost of sales	423,999			423,999
Selling, general and administrative expenses	78,551			78,551
Research and development	21,107			21,107
Restructuring charges	4,317			4,317
Write down of long-lived assets	6,193			6,193
Net (gain) loss on sales and disposals of assets	307			307
Total operating costs and expenses	534,474			534,474
Operating income (loss)	25,798			25,798
Non-operating (income) expense:
Interest income	(14)			(14)
Interest expense	29,751			29,751
Change in value of NEC TOKIN option	3,500			3,500
Other (income) expense, net	(6,683)			(6,683)
Income (loss) before income taxes and equity income (loss) from NEC TOKIN	(756)			(756)
Income tax expense (benefit)	4,440			4,440
Income (loss) before equity income (loss) from NEC TOKIN	(5,196)			(5,196)
Equity income (loss) from NEC TOKIN	271	(3,753)	a	(3,482)
Net income (loss)	$(4,925)	$(3,753)		$(8,678)

Net income (loss) per basic share	$(0.11)			$(0.19)

Net income (loss) per diluted share	$(0.11)			$(0.19)

Weighted-average shares outstanding:
Basic	46,469			46,469
Diluted	46,469			46,469

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO PRO FORMA Income Statement for the Nine-Month Period Ended December 31, 2016

a.
Elimination of the following: KEMET's portion of NEC TOKIN's interest expense, as the proceeds from the sale of EMD business were utilized to pay off all of NEC TOKIN's long term debt, KEMET's portion of the EMD business' net income and the depreciation of KEMET's memo accounts related to the EMD business (including technology and property plant and equipment basis step-up). Adjustments are made utilizing an exchange rate for the nine-month period ended December 31, 2016 of 106.6296 Japanese Yen to U.S. Dollar.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
for the Year Ended March 31, 2016
(Amounts in thousands, except per share data)
(Unaudited)

	KEMET Historical	Elimination of EMD Memo Accounts, Interest Expense & EMD Net Income		Adjusted
Net sales	$734,823			$734,823
Operating costs and expenses:
Cost of sales	571,543	—		571,543
Selling, general and administrative expenses	101,446			101,446
Research and development	24,955			24,955
Restructuring charges	4,178			4,178
Write down of long-lived assets	—			—
Net (gain) loss on sales and disposals of assets	375			375
Total operating costs and expenses	702,497	—		702,497
Operating income (loss)	32,326	—		32,326
Non-operating (income) expense:
Interest income	(14)			(14)
Interest expense	39,605			39,605
Change in value of NEC TOKIN option	26,300			26,300
Other (income) expense, net	(2,348)	—		(2,348)
Income (loss) before income taxes and equity income (loss) from NEC TOKIN	(31,217)	—		(31,217)
Income tax expense (benefit)	6,006			6,006
Income (loss) before equity income (loss) from NEC TOKIN	(37,223)	—		(37,223)
Equity income (loss) from NEC TOKIN	(16,406)	(2,955)	a	(19,361)
Net income (loss)	$(53,629)	$(2,955)		$(56,584)

Net income (loss) per basic share	$(1.17)			$(1.23)

Net income (loss) per diluted share	$(1.17)			$(1.23)

Weighted-average shares outstanding:
Basic	46,004			46,004
Diluted	46,004			46,004

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO PRO FORMA Income Statement for the Year-Ended March 31, 2016

a.
Elimination of the following: KEMET's portion of NEC TOKIN's interest expense, as the proceeds from the sale of EMD business were utilized to pay off all of NEC TOKIN's long term debt, KEMET's portion of the EMD business' net income and the depreciation of KEMET's memo accounts related to the EMD business (including technology and property plant and equipment basis step-up). Adjustments are made utilizing an exchange rate for the fiscal year ended March 31, 2016 of 120.7693 Japanese Yen to U.S. Dollar.